usbank.

For Bank Use Only
Due: May 25, 2017
Obligor #: 7431732097
Obligation #:

TERM NOTE
(for Term Loan Agreement)

$1,000,000.00

Dated as of May 29, 2014

FOR VALUE RECEIVED, the undersigned borrower (the "**Borrower**"), promises to pay to the order of U.S. Bank National Association (the "**Bank**") in accordance with the terms of this Term Note (the "**Note**"), the principal sum of One Million and NO/100 Dollars ($1,000,000.00).

Interest. The unpaid principal balance will bear interest at an annual rate of 2.98%.

Payment Schedule. Principal and interest are payable in installments of $5,556.31 each, beginning June 25, 2014, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final payment equal to all unpaid principal and accrued interest on May 25, 2017, the maturity date.

Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

Subject to applicable law, if any payment is not made on or before its due date, Bank may collect a delinquency charge of 5.0% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of Bank's right to declare a default hereunder.

Notwithstanding any provision of the Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), Bank may, at its option and subject to applicable law, (a) increase the interest rate on the Note to a rate of 5% per annum plus the interest rate otherwise payable under the Note and (b) until Bank elects to accelerate payment of the Note according to the default section, increase the required periodic payments under the Note accordingly. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on the Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable under the Note.

In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and Bank may credit any excess amount previously collected against the balance due or refund the amount to Borrower.

The Note may be prepaid in full or in part at any time without indemnity. Prepayments of less than all the outstanding principal amount of the Note shall be applied upon principal payments in the inverse order of their maturities.

Without affecting the liability of any Borrower, endorser, surety or guarantor, Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of the Note, or agree not to sue any party liable on it.

This Term Note constitutes the Note issued under a Term Loan Agreement dated as of the date hereof between Borrower and Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and a description of the terms and conditions upon which the maturity of the Note may be accelerated, and for a description of the collateral securing the Note.

Bank may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the Note. Bank may store the electronic image of such Note in its electronic form and then destroy the paper original as part of Bank's normal business practices, with the electronic image deemed to be an original. To the extent permitted by law, Borrower and Bank agree that Bank may convert the Note into a "transferable record" or the equivalent thereof as defined in applicable law and that such transferable record shall be the authoritative copy of the Note. Bank, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

All documents attached hereto, including any appendices, schedules, riders, and exhibits to the Note, are hereby expressly incorporated by reference.

Borrower hereby acknowledges the receipt of a copy of the Note.

BORROWER:

Art's-Way Manufacturing Co., Inc.
a/an **Delaware Corporation**

By: ______________________________
Name and Title: **Carrie L Majeski, President**